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                                                                       EXHIBIT 5

[LETTERHEAD OF BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG APPEARS HERE]



                               January 28, 2000


Medcare Technologies, Inc.
1515 West 22nd Street, Suite 1210
Oak Brook, IL 60523

          Re:   Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as special counsel to Medcare Technologies, Inc., a Delaware corporation (the "Company"), in connection with registration by the Company of 2,700,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), issuable upon exercise of stock options granted under the 1998 Incentive Stock Option Plan and 1998 Nonstatutory Stock Option Plan, the 1999 Incentive Stock Option Plan and 1999 Nonstatutory Stock Option Plan and the Year 2000 Stock Option Plan (collectively, the "Plans"), pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such registration statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). At your request, this letter is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Certificate of Incorporation of the Company, as amended, and the Company's by-laws;

          (b) The Registration Statement, including the prospectus constituting a part thereof;

          (c)  The Plans; and

          (d)  A form of stock certificate representing the Common Stock.

     We have made such legal investigation as we deemed necessary for purposes of this opinion. In that investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the authenticity and proper execution of the originals of such copies. We have not made any independent factual investigation, have relied without such investigation on all the listed documents, and disclaim any duty to make such an independent factual investigation.
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BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG

     Medcare Technologies, Inc.
     January 28, 2000
     Page 2

          Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

          Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that each share of Common Stock registered under the Registration Statement and issuable under the Plans will be legally issued, fully paid and non-assessable, if and when the following conditions are satisfied:

               (a)  the Registration Statement becomes effective;

               (b) the appropriate officers of the Company have taken all necessary action to fix and approve the terms of the options;

               (c) the option under which such share is issued was granted in accordance with the terms of the applicable Plan;

               (d) such option is exercised in accordance with its terms and the terms of the applicable Plan;

               (e) the purchaser pays the full consideration for such share as required by such option; and

               (f) the Company takes the actions necessary to cause delivery of a valid certificate representing such share.

          We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

                                    Very truly yours,

                                    /s/ Barack Ferrazzano Kirschbaum Perlman &
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BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG

     Medcare Technologies, Inc.
     January 28, 2000
     Page 3

                                       Nagelberg

                                       BARACK FERRAZZANO KIRSCHBAUM
                                       PERLMAN & NAGELBERG